INSTALLED BUILDING PRODUCTS EXPANDS COMMERCIAL AND INDUSTRIAL
PLATFORM WITH ACQUISITION OF OLD DOMINION GROUP
▪Establishes a Scaled, Mission-Critical Commercial and Industrial Installation Platform Generating Approximately $420 Million in Combined LTM Revenue
▪Increases Commercial End-Market Exposure from ~20% to ~28% of Total Company Revenue
▪Expected to Be Immediately Accretive to Revenue Growth, Adjusted Operating Margins*, and Adjusted EPS*
▪Transaction Valued at $698 Million, or 9.3x LTM Adjusted EBITDA* Including Expected Run-Rate Synergies
▪Funded with 60% Cash and 40% Equity, Maintaining Conservative Transaction Adjusted Net Leverage* of 1.9x and Strong Alignment of Incentives
▪ODG CEO, Jeff Davoud, and Key Management to Join IBP and Lead the Mechanical and Industrial Installation Business
COLUMBUS, Ohio – November 12, 2026 – Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, today announced that it has completed the acquisition of Old Dominion Group (“ODG”), a leading mechanical and industrial installer of insulation, firestopping, and other complementary products. Under the terms of the Agreement and Plan of Merger (the “Merger Agreement”) governing the transaction, the acquisition is valued at an enterprise value of $698 million, net of $27 million in transaction bonuses1. Total consideration was funded through approximately 60% cash consideration and approximately 40% in shares of IBP common stock issued to ODG shareholders.
The acquisition establishes an immediate platform of scale for IBP within the large, high-growth commercial mechanical and industrial installation market. For the last twelve months (“LTM”) ended September 30, 2026, ODG generated revenue of approximately $370 million and Adjusted EBITDA* of approximately $68 million. IBP expects to achieve $6 million to $8 million in annualized run-rate cost synergies within 24 months, driven primarily by direct materials procurement scale and shared administrative efficiencies. The transaction represents an effective multiple of 9.3x LTM Adjusted EBITDA*, including run-rate synergies, and is expected to be immediately accretive to IBP's revenue growth, adjusted operating margins*, and adjusted EPS*.
Strategic Rationale & Platform Expansion
•Establishes a Scaled Platform in Attractive Adjacencies: ODG scales IBP’s existing $50 million commercial mechanical insulation footprint into a combined $420 million industry-leading installation business with national reach, specialized technical expertise, and deep customer relationships.
•Deepens Exposure to Mission-Critical, High-Growth Commercial End Markets: Expands IBP’s presence in high-barrier to entry, high growth sectors underpinned by strong secular tailwinds that are less correlated with single-family residential cycles, including healthcare, education, manufacturing, industrial facilities and data centers.
•Advances IBP’s Long-Term Strategy to Diversify Revenue within Commercial and Complementary Products: Increases IBP’s commercial revenue contribution from approximately 20% to 28%, accelerating the Company's strategic roadmap to broaden its addressable markets.
1 The $698 million amount represents the $725 million aggregate purchase price under the Merger Agreement less transaction bonuses and management incentive funding payable at closing.

•Proven Integration Model with Entrepreneurial Autonomy: Consistent with IBP’s philosophy, ODG will continue to operate under its recognized regional brands, led by CEO Jeff Davoud and its existing operating management. Management and key operating personnel are aligned with IBP shareholders through equity ownership and multi-year performance incentive structures.
•Scalable Platform for Continued Consolidation in a Highly Fragmented Market: Ability to leverage IBP's acquisition experience and ODG's established relationships to pursue additional value-accretive bolt-on acquisitions across the fragmented mechanical and industrial insulation installation market.
Management Commentary
“We are excited to welcome Old Dominion Group to the IBP family. The acquisition of ODG represents a significant step forward in our strategy to expand our presence in commercial and complementary building products,” stated Jeff Edwards, Chairman and Chief Executive Officer of IBP. “ODG adds a market-leading mechanical and industrial installation platform with established customer relationships, specialized technical expertise and exposure to attractive, mission-critical end markets. ODG has built an exceptional business, with a strong reputation for quality, service and execution. We believe the combination of ODG and IBP supports meaningful opportunities to deepen customer and vendor relationships, expand our geographic reach and serve a broader range of high-growth commercial and industrial projects. We are pleased to welcome Jeff Davoud and the talented ODG team to the IBP organization as we partner to accelerate our combined growth.”
“For 45 years, Old Dominion Group has built its reputation on a simple principle: Do What You Say You Will Do,” said Jeff Davoud, Chief Executive Officer of ODG. “We believe IBP is the ideal partner to support the next phase of our growth. IBP’s commitment to preserving local brands, leadership, and entrepreneurial decision-making aligns closely with the culture that has driven ODG’s success. By combining our specialized capabilities and customer relationships with IBP's resources, existing heavy commercial business, and acquisition expertise, we believe we can accelerate our growth while maintaining the values and customer focus that have defined our business.
As part of the transaction, Jeff Davoud, the Davoud family, and ODG’s existing shareholders have broadened equity ownership opportunities across the organization to approximately 75 key leaders and managers. This step reinforces the culture that has shaped ODG’s success - one built on enduring service, accountability, and pride in delivering for our customers, our people, and our community every day. This critical step gives more employees throughout the organization a meaningful stake in its future growth within IBP’s broader platform.
“I’m so proud of the company we’ve built and the people that make it so special. We believe we have the best team in the industry, and our culture comes from the pride they take in their work and the way they look out for one another. Broadening ownership is a way to recognize those contributions and strengthen what we’ve built together for the future. That means a great deal to me and our family. I couldn’t be more excited to have nearly 75 ODG leaders invested alongside IBP’s shareholders through equity ownership opportunities in the combined company. With shared incentives tied directly to multi-year growth and operational execution, our teams are fully committed to driving long-term value for our shareholders,” said Jeff Davoud.
“I founded Old Dominion Group 45 years ago and am incredibly proud of the company and culture that has been built,” said Roddy Davoud, Founder Old Dominion Group. “The company has navigated multiple economic cycles, and has been proven resilient, while remaining true to the identity we set out to create. I am pleased that ODG is joining a company, in IBP, that cares both for their employees and their operational excellence. Thank you to all who have contributed to the success of ODG.”
Michael Miller, IBP’s Executive Vice President and Chief Financial Officer, added, “We expect the acquisition of ODG to be immediately accretive to our revenue, adjusted margins*, and adjusted earnings per share*, further strengthening IBP's financial profile and long-term earnings potential. The transaction has been structured to preserve meaningful financial flexibility, and we expect continued strong cash flow generation to support the reduction of acquisition-related leverage over time. We remain committed to maintaining a disciplined capital allocation strategy, balancing investments in strategic acquisitions, organic growth, and returns of excess capital to shareholders.”
Inducement Awards Disclosure Under NYSE Rule 303A.08
In connection with the transaction and to incentivize key personnel critical to the sustained operational performance of ODG, the Compensation Committee of IBP’s Board of Directors approved performance-based equity inducement awards covering up to 50 key non-executive employees who joined the Company. None of the award recipients are executive officers of IBP. The awards were granted in reliance on the employment inducement exemption provided under New York Stock Exchange (NYSE) Rule 303A.08.
The inducement grants consist of performance-based award units with settlement in shares of the Company’s common stock, with an aggregate target grant-date value of $180 million, up to a maximum potential issuance of 2,500,000 shares. The awards vest subject to: (i) the achievement of rigorous financial and operational milestones measured over three- and five-year cumulative performance cycles; and (ii) continued operational service through the respective vesting dates. Share settlement values will be determined in accordance with the volume-weighted average price (VWAP) mechanisms set forth in the applicable grant agreements. This announcement is issued pursuant to the disclosure requirements of NYSE Rule 303A.08.
Advisors
Goldman Sachs & Co. LLC served as lead financial advisor to IBP, and Calfee, Halter & Griswold LLP acted as legal counsel, with BofA Securities also serving as financial advisor. William Blair & Company served as financial advisor to ODG, and Williams Mullen LLP acted as legal counsel.
Conference Call
The Company will host a conference call and webcast on November 12, 2026, at 9 a.m. Eastern Time to discuss the ODG transaction. To participate in the call, please dial 877-407-0792 (domestic) or 201-689-8263 (international). The live webcast, together with any related presentation materials, will be available at www.installedbuildingproducts.com in the investor relations section. A replay of the conference call will be available through November 26, 2026, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13763775.
Alternatively, participants can register for the call 15 minutes prior to the event by using the call me option for a faster connection to join the conference call. You can enter your phone number and let the system call you right away. Click here for the call me option.
Additional details on the ODG acquisition may be found in the Form 8-K filed with the Securities and Exchange Commission.
About Installed Building Products
Installed Building Products, Inc. is one of the nation's largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects in all 48 continental states and the District of Columbia from its national network of over 250 branch locations.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the future financial and operational performance of ODG, expectations regarding the projected impact and benefits of ODG on our operating or financial results, the potential strategic benefits and synergies expected from the acquisition of ODG, our ability to successfully integrate ODG, the housing market and the commercial market, our operations, industry and economic conditions, our financial and business model, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions, our ability to improve sales and profitability, and expectations for demand for our services and our earnings. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, general economic and industry conditions; increases in mortgage interest rates and rising home prices; inflation and interest rates; the material price and supply environment; increased tariffs; federal government shutdowns and uncertainty regarding the federal government's policy changes; geopolitical conflicts; the timing of increases in our selling prices; timing of acquisitions; and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

*Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measures of EBITDA, Adjusted EBITDA, EBITDA margin, Adjusted EBITDA margin (i.e., EBITDA or Adjusted EBITDA divided by net revenue), Adjusted EPS, Adjusted Operating Margin and Transaction Adjusted Net Leverage. The reconciliations of EBITDA, Adjusted EBITDA, and Transaction Adjusted Net Leverage to the most directly comparable GAAP measures are included below. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

OLD DOMINION GROUP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA AND ADJUSTED EBITDA CALCULATIONS
(unaudited, in millions)
Last Twelve Months ended September 30, 2026
Net income	$37.2
Interest expense	0.1
Provision for income tax	15.1
Depreciation and amortization	6.5
EBITDA	$58.9
Share-based compensation expense	8.0
One-time costs and other adjustments, net	1.0
Adjusted EBITDA	$67.9

EBITDA margin	15.9%
Adjusted EBITDA margin	18.4%

INSTALLED BUILDING PRODUCTS, INC.
TRANSACTION ADJUSTED NET LEVERAGE RATIO CALCULATION
(unaudited, in millions except ratios)

	As of September 30, 2026		Term Loan Add-on	Old Dominion Group		Transaction-Adjusted

Total Debt	$1,064.2		$246.7	-		$1,310.9

Total Cash and Investments	415.9		246.7	(435.0)	(1)	227.6
Total Debt, net of cash	$648.3		-	$435.0		$1,083.3

Total LTM Adjusted EBITDA	$493.5	(3)	-	$74.9	(2)	$568.4

Net Leverage Ratio	1.31					1.91

(1) Cash paid to acquire ODG and associated transaction bonuses
(2) LTM Adjusted EBITDA* through September 30, 2026 including $7.0 million in expected synergies
(3) IBP's historical and previously reported LTM Adjusted EBITDA* through September 30, 2026
LTM: 9/30/2026

Investor Relations:
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